UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2010 (April 30, 2010)

OP-TECH Environmental Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19761	91-1528142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

One Adler Drive, East Syracuse, NY            13035
(Address of principal executive offices)          (Zip Code)

(315) 437-2065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 30, 2010, the Board of Directors of Op-Tech Environmental Services, Inc. (“Op-Tech”) determined that Op-Tech should restate the previously issued unaudited financial statements and related disclosure as of, and for, the three-and six-month period ended June 30, 2009 presented in its Form 10-Q filed on August 14, 2009, as of, and for, the three- and nine-month period ended September 30, 2009 presented in its Form 10-Q filed on November 17, 2009 (collectively, the “Form 10-Qs”).  Management concluded that the Form 10-Qs overstated accounts receivable by approximately $287,000.   The Company is also evaluating the effects of the December 31, 2009 adjustments made to earned revenue on uncompleted contracts to the previously filed quarters.

As a result of these restatements, we request that you do not rely on the financial statements and related disclosure included in the Form 10-Qs.  We are currently working on restating the financial statements in these documents and will amend the Form 10-Qs to include the respective restatements once they are completed.

The Board of Directors of Op-Tech has discussed this matter with their independent accounting firm, and they are prepared to review the restated unaudited financial statements in the upcoming amendments to the Form 10-Qs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Op-Tech Environmental Services, Inc.

Date: May 4, 2010

By:                 /s/ Jon S. Verbeck
Name:           Jon S. Verbeck
Title:             Chief Financial Officer